UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

IQVIA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Wooster Heights Road

Danbury, Connecticut 06810

And

4820 Emperor Blvd.

Durham, North Carolina 27703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 448-4600 and (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	“IQV”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 18, 2019, IQVIA Inc. (the “Borrower”), a wholly owned subsidiary of IQVIA Holdings Inc. (the “Company”), entered into an amendment (the “Amendment”) to its Fourth Amended and Restated Credit Agreement among the Borrower, the Company, the other guarantors party thereto, Bank of America, N.A. as administrative agent and collateral agent, the Term B-1 Dollar Lenders (as defined therein), the Term B-2 Dollar Lenders (as defined therein) and Bank of America, N.A., as Replacement Lender (as defined therein). Pursuant to the Amendment, the interest rate applicable to the Issuer’s Term B-1 and B-2 Dollar Loans was reduced to LIBOR plus 1.75% per annum from LIBOR plus 2.00% per annum and the LIBOR floor applicable to the Issuer’s Term B-1 Dollar Loans was reduced to 0% per annum from 0.75% per annum.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K relating to the Amendment is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1

Amendment No. 6 to Fourth Amended and Restated Credit Agreement, dated as of December 18, 2019, among IQVIA Inc., IQVIA Holdings Inc., the other guarantors party thereto, Bank of America, N.A. as administrative agent and collateral agent, the Term B-1 Dollar Lenders, the Term B-2 Dollar Lenders and Bank of America, N.A., as Replacement Lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2019

IQVIA HOLDINGS INC.

By:	/s/ Eric M. Sherbet
Eric M. Sherbet
Executive Vice President, General Counsel and Secretary